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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund, Select Series, Multinational Portfolio 1999 Series,
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-83843 of our report dated November 18, 1999, relating to the Statement of Condition of Equity Investor Fund, Select Series, Multinational Portfolio 1999 Series, Defined Asset Funds and to the reference to us under the heading 'How The Fund
Works--Auditors' in the Prospectus which is a part of this Registration
Statement.

DELOITTE & TOUCHE LLP
New York, NY
November 18, 1999